Exhibit 12(a)


                           MINNESOTA POWER & LIGHT COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
                 SUPPLEMENTAL RATIOS OF EARNINGS TO FIXED CHARGES(1)


                                           FOR THE YEAR ENDED
                            -----------------------------------------------

                                               DECEMBER 31,
                            -----------------------------------------------

                              1991      1992      1993     1994      1995
                            --------  --------- -------- -------- ---------
                                      (IN THOUSANDS EXCEPT RATIOS)

          Income from
           continuing
           operations per
           consolidated
           statement of
           income           $ 70,854  $ 67,821  $ 64,374 $ 59,465 $ 61,857

          Add (deduct)
            Current income
             tax expense      16,371    29,147    29,277   24,116   13,356
            Deferred income
             tax expense
             (benefit)         9,734    (1,113)    1,084     (981) (11,336)
            Deferred
             investment
             tax credits      (1,615)   (1,568)   (2,035)  (2,478)    (865)
            Undistributed
             income from
             less than
             50% owned
             equity
             investments      (4,941)   (5,733)   (6,009)  (7,547)  (9,124)
            Minority
             interest           (129)    2,684       (83)    (879)     260
                            --------  --------- -------- -------- ---------
                              90,274    91,238    86,608   71,696   54,148
                            --------  --------- -------- -------- ---------
          Fixed charges
            Interest on
             long-term
             debt             44,516    44,008    44,647   48,137   45,713
            Capitalized
             interest              -       422     3,010        -    1,395
            Other interest
             charges - net     8,008     6,455     1,501    7,382    7,934
            Interest
             component of
             all rentals       5,695     5,728     5,729    5,737    3,670
                            --------  --------- -------- -------- ---------
               Total fixed
                charges       58,219    56,613    54,887   61,256   58,712
                            --------  --------- -------- -------- ---------
          Earnings before
           income taxes
           and fixed
           charges
           (excluding
           capitalized
           interest)        $148,493  $147,429  $138,485 $132,952 $111,465
                            ========  ========= ======== ======== =========
          Ratio of earnings
           to fixed
           charges              2.55      2.60      2.52     2.17     1.90
                            ========  ========= ======== ======== =========
          Earnings before
           income taxes
           and fixed
           charges
           (excluding
           capitalized
           interest)        $148,493  $147,429  $138,485 $132,952 $111,465

          Supplemental
           charges            16,846    16,017    15,149   14,370   13,519
                            --------  --------- -------- -------- ---------
          Earnings before
           income taxes and
           fixed and
           supplemental
           charges
           (excluding
           capitalized
           interest)        $165,339  $163,446  $153,634 $147,322 $124,984
                            ========  ========= ======== ======== =========
          Total fixed
           charges          $ 58,219  $ 56,613  $ 54,887 $ 61,256 $ 58,712
          Supplemental
           charges            16,846    16,017    15,149   14,370   13,519
                            --------  --------- -------- -------- ---------
            Fixed and
             supplemental
             charges        $ 75,065  $ 72,630  $ 70,036 $ 75,626 $ 72,231
                            ========  ========= ======== ======== =========
          Supplemental ratio
           of earnings to
           fixed
           charges(2)           2.20      2.25      2.19     1.95     1.73
                            ========  ========= ======== ======== =========

          ---------------
          (1) Ratios for prior periods have been restated to reflect discontinued operations.

          (2) The supplemental ratio of earnings to fixed charges includes the Company's obligation under a contract with Square Butte Electric Cooperative (Square Butte) which extends through 2007, pursuant to which the Company is purchasing 71 percent of the output of a generating unit capable of generating up to 470 megawatts. The Company is obligated to pay Square Butte all of Square Butte's leasing, operating and debt service costs (less any amounts collected from the sale of power or energy to others) that shall not have been paid by Square Butte when due. See Note 12 to the Company's 1995 Consolidated Financial Statements in the Company's Form 8-K dated February 16, 1996, incorporated herein by reference.